U.S. SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                   FORM 8-K



                                Current Report
                     Pursuant to Section 13 or 15 (d) of
                   The Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported):  February 10, 2000


                            ANTENNA PRODUCTS, INC.
          (Exact name of registrant as specified in its charter)


                                   Delaware
               (State of other jurisdiction of incorporation)


                0-12866				                 75-1907070
        (Commission File Number)		(IRS Employer Identification No.)


                           1209 Orange Street
                     Wilmington, Delaware     19801
          (Address of Principal Executive Officers)     (Zip Code)




 Registrant's telephone number, including area code:   (940) 325-3301



Item 2.  Acquisition or Disposition of Assets.

     API Acquisition Corp., a Texas Corporation and 80% owned subsidiary of Antenna Products, Inc., purchased the assets and business of The Upholstery Shop, Inc. on January 27, 2000. The assets purchased included the machinery, equipment and inventory. No land or buildings were included as part of this acquisition. The business will continue to operate in the existing facility at 326 North Highway 377, Roanoke, Texas under a lease agreement. The assets were purchased for the amount of $2,000,000.
The purchase price was based on the performance of The Upholstery Shop in the two previous fiscal years and the potential for future earnings. The transaction was financed by $2,000,000 in loans from The Frost National Bank, San Antonio, Texas to API Acquisition Corp. that are guaranteed by Antenna Products, Inc. and otherwise secured by a pledge of assets of Antenna Products, Inc. subsidiaries.

Brian Perryman, the principal shareholder of The Upholstery Shop, Inc., owns 20 % of API Acquisition Corp. and will stay on as Vice President and General Manager, responsible for day to day operations. Prior to the purchase of The Upholstery Shop, there were no material relationships between Mr. Perryman and Antenna
Products, Inc. or any of its affiliates, any director or officer of Antenna Products, Inc., or any associate of any such director or officer.

The Upholstery Shop provides complete refurbishment for a full range of corporate and executive aircraft interiors. The range and scope of these services include design and fabrication of seats, side panels, headliners and cabinets, as well as the installation of various interior electronics and entertainment systems. The Upholstery Shop removes existing interiors of aircraft and installs new interiors designed to customer specifications and coordinates the refurbishment of exteriors for customers when required. The Upholstery Shop provides this service on virtually all executive and corporate class aircraft, including, but not limited to: Lear, Cessna, Gulfstream, Galaxy, Dassault, and Bombardier. The refurbishments are diverse with the lower range being minor upgrading of Lear 25's to total interior upgrading of the larger aircraft of the Gulfstream and
Falcon family.   API Acquisition Corp. intends to continue to
operate said Upholstery Shop business.



Item  7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
(b) Pro forma financial information

The financial statements for the prior two years for The
Upholstery Shop, Inc. and the pro forma financial information are not available for inclusion with this report. The required financial statements will be filed on an amended Form 8-K no later than May 8,2000.

(c) Exhibits.

2. Asset purchase agreement between The Upholstery Shop,
Inc., Brian Perryman, Pamela Perryman and API Acquisition Corp.

Index.  Exhibits to asset purchase agreement *
        1. List of fixed assets
        2. Backlog
        3. List of intangible assets
        4. Assumption of liabilities
        5. Leases
        6. Employees entering employment agreement with purchaser
        7. Employment agreements with CESSAC and BRACY
        8. Employment agreement Brian Perryman
        9. Bill of sale and assignment
        10. Work in process procedure
        11. Organization and standing of seller
        12. Liabilities and obligations of seller
        13. Employee benefit plans
        14. Certain changes
        15. Title to assets
        16. Commitments
        17. Patents, Trademarks and copyrights
        18. Business broker
        19. Litigation
        20. List of employees
        21. Top 20 customers
        22. List of customers
        23. Pricing
        24. Stock
        25. Noncompetition agreement Brian Perryman
        26. Noncompetition agreement Pamela Perryman


             * Copies of the exhibits to the asset purchase agreement
               will be provided to the Commission upon request.

                                SIGNATURES

    	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    						Antenna Products, Inc.





Date:  February 10, 2000							      s/o/f: Clark D. Wraight, Vice President
                                            and Principal Financial Officer


                                       EXHIBIT I

                            	ASSET PURCHASE AGREEMENT

                                      	between

                              	UPHOLSTERY SHOP, INC.,
                                   BRIAN PERRYMAN,
                                   PAMELA PERRYMAN

                                        	and

                              	API ACQUISITION CORP.



                                	January 27, 2000




                            	ASSET PURCHASE AGREEMENT
                             ------------------------

     This Agreement, dated as of January 27, 2000 ("Effective Date"), is by and between The Upholstery Shop, Inc., a Texas corporation ("Seller"), Brian E. Perryman, Pamela J. Perryman (collectively, "Shareholders") and API ACQUISITION CORP., or its assigns, a Texas corporation ("Purchaser").

                              	W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Seller and Shareholders desire to sell, and Purchaser desires to purchase, certain of Seller's assets;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                	ARTICLE I

                            	Purchase and Sale
                             -----------------

     1.1	Sale and Purchase of Assets.  Subject to and upon the
terms and conditions contained herein, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all liens, claims and encumbrances, and Purchaser shall purchase, accept and acquire from Seller, the following:


          (a)	Fixed Assets.  All equipment, furniture, fixtures,
              furnishings, supplies, telephones and telephone numbers, and other tangible personal property used in the business, including those assets listed in
              Exhibit 1.1(a) hereto (the "Fixed Assets").

          (b)	Inventory.  All of Seller's inventory of finished
              goods, work-in-process and raw materials, provided that between the date hereof and the Closing Date (as hereinafter defined) such inventory may be reasonably increased or decreased in the ordinary course of business (the "Inventory").

          (c)	Backlog.  All of Seller's backlog, as of the date
              hereof, of unfilled firm orders for products manufactured or sold by Seller, which are listed in
              Exhibit 1.1(c) hereto, provided that between the date hereof and the Closing Date such backlog may be reasonably increased or decreased in the ordinary course of business (the "Backlog").

          (d)	Seller's Names.  All of Seller's right, title and
              interest in and to the corporate names "The
              Upholstery Shop" and "Metroplex Aviation" and any names derived from or bearing a resemblance thereto and any related trademarks, trade names, service marks and other trade rights (collectively, "Trade Rights").

          (e)	Intangible Assets.  All customer lists, patents,
              trademarks, trade names, service marks, copyrights, processes, formulas, trade secrets, proprietary and technical information, know-how, other trade rights and other intangible assets, together with all right to, and applications, licenses and franchises for, any of the foregoing, relating to Seller's business, including, but not limited to, those listed in Exhibit 1.1(e) hereto (the "Intangible Assets").

          (f)	Records.  All current and active records, files and
              papers pertaining to the assets described in Subsections (a) through (f) above, including literature, contract forms, technical data, graphic materials, pricing and information manuals, drawings, patterns, fixtures, designs, sales literature or other sales aids, customer files, customer credit histories and other data related to Seller's business (the "Records").

     All of the assets described in Subsection (a) through (f) above are hereinafter collectively referred to as the "Assets".

     1.2	Due Diligence.  Purchaser shall have until  December 31,
1999  to conduct its due diligence (the "Due Diligence Period").
During such Due Diligence Period neither Seller nor any of its employees or advisors will discuss the proposed transaction with any other party or otherwise promote, cooperate in or be involved in or encourage discussions regarding the sale of the assets of
Seller as contemplated herein except as expressly agreed to in writing by the Purchasers.  Purchaser shall have the right to terminate this Agreement at any time during the Due Diligence
Period.   Purchaser agrees to pay to Seller a non-refundable
deposit of $25,000.00 upon execution of this Agreement to be credited against the Purchase Price at closing.


     1.3	Closing.  The closing of the transaction contemplated
hereby (the "Closing") shall occur at 10:00 a.m. local time on January 27, 2000 (the "Closing Date"), in the offices of Kessler
& Collins, 5950 Sherry Lane, Suite 222, Dallas, Texas 75225, or at such other time and place as shall be mutually agreed to in writing by the parties hereto.

     1.4 Purchase Price.

           (a) Cash Portion. The total purchase price for the Assets (the "Total Purchase Price") shall be Two Million and No/100 Dollars ($2,000,000.00). The Total Purchase Price shall be paid at the Closing in full in cash by certified or cashier's check.

           (b) Stock in API ACQUISITION CORP.. At closing, Seller shall convey to API ACQUISITION CORP., as provided in Section 1.1 above, the Assets and shall receive common stock of API ACQUISITION CORP. equal to 20% of the outstanding shares of API ACQUISITION CORP.. Seller and Shareholders agree, prior to issuance of such shares in API ACQUISITION CORP., to execute and deliver to Purchaser a Shareholder Restriction Agreement in the form attached as Exhibit 1.4(b) attached hereto.

           (c) Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

                     $175,000.00 -depreciable personal property
                     $75,000.00 -noncompetition agreements
                     $50,000.00- inventory
                     remainder of purchase price- goodwill


     1.5	  Assumption of Liabilities.  Purchaser shall not assume
or agree to pay, perform or discharge any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, including without limitation liabilities based on or arising out of or in connection with (a) any defects in products manufactured or sold by Seller, (b) any implied or express warranties relating to such products, or (c) any pension or other benefit liability relating to Seller's employees; except, however, Purchaser shall assume and agree to pay only those liabilities and obligations of Seller listed in Exhibit 1.5 hereto, and Seller shall assign its rights associated therewith.

     1.6	Physical Inventory.  Immediately preceding the Closing
Date, Seller shall cease normal business operations and Seller and Purchaser shall jointly conduct a physical inventory (the "Inventory"). Within ten (10) days after the Closing Date,
Purchaser shall determine the value of the Inventory based on the lower of Seller's cost or realizable market value. Purchaser shall immediately report such determination in writing the Seller. The physical inventory shall be deemed complete upon delivery by Purchaser of its report. There shall be no adjustment to the Purchase Price in the event the Inventory is equal to or greater than $50,000.00.

     1.7	Leases.  Effective as of the Closing Date, Purchaser
shall lease the buildings now in use by the Upholstery Shop, Inc.
at the intersection of Highway 377 and Travis Road in Roanoke, Texas described in Exhibit 1.7 hereto, in accordance with the terms and conditions set forth in the Lease attached hereto and incorporated herein as Exhibit 1.7.

     1.8	Employment Agreement.  Effective as of the Closing,
Purchaser and each of the persons listed in Exhibit 1.8 (the "Employees") shall enter into Employment Agreements, the form of which is attached as Exhibit 1.8(b)(1) hereto. Additionally, Brian Perryman, effective as of the closing, shall enter into an Employment Agreement, the form of which is attached hereto as
Exhibit 1.8(b)(2), which agreement provides for an annual salary of $125,000.00, employment for a two year period as the general manager of the business being acquired by API ACQUISITION CORP. and for such employee benefits as are generally offered to other management employees.

     1.9	Instruments of Transfer; Further Assurances.  In order to
consummate the transactions contemplated hereby, the following documents shall be delivered:

          (a)	At the Closing, Seller shall deliver to Purchaser
              (i) a Bill of Sale in the form attached as Exhibit 1.9(a) hereto, and (ii) all documentation reasonable required by Purchaser to effect the name change by Seller of its corporate name to a new name bearing no resemblance to its present name.

          (b)	At the Closing, Seller and Purchaser shall deliver
              to each other (i) an Assignment and Assumption Agreement in the form attached as Exhibit 1.9(b)(i) hereto, and (ii) a Lease in the form attached as
              Exhibit 1.9(b)(ii) hereto for each property to be leased by Purchaser in accordance with Section 1.7 hereof.

          (c)	At the Closing, Purchaser and each of the Employees
              shall deliver to each other the Employment
              Agreements contemplated by Section 1.8 hereof.

          (d)	At the Closing, Purchaser shall deliver to Seller
              the Total Purchase Price as contemplated by Section
              1.4.

          (e)	At the Closing and at all times thereafter as may be
              necessary, Seller shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement. At the Closing and at all times thereafter as may be necessary, Purchaser shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to evidence the assumption by Purchaser of the Assumed Liabilities.

    	1.10	Work in Process.  Purchaser and Seller shall allocate
profit resulting from any orders that are uncompleted but partially performed as of the date of closing in accordance with the following procedure. At the time of Closing, all open work orders will be closed and re-opened with an agreed upon suffix to enable the parties hereto to distinguish work performed on such orders following closing from that performed on such orders prior to closing. Following completion of the job represented by such work order (which shall mean receipt of final payment and conclusion of all work effort) the percent complete as of the date and time of Closing will be calculated based on actual material costs, actual labor costs determined by applying an hourly rate of twenty-six dollars and twenty-six cents ($26.26) per hour for each man hour incurred, actual subcontracting costs, and actual vendor costs.
The profit will be allocated in accordance with percentage of completion prior to and subsequent to Closing. All warranty work required to be performed on orders open, as of the date of Closing, will be shared on a percentage of completion ratio by allocating costs incurred in such warranty work in the same manner profit was allocated.


                                 	ARTICLE II
                                  ----------
	                   Purchaser's Representations and Warranties

     Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     2.1	Organization and Good Standing.  Purchaser is a
corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

     2.2	Authorization and Validity.  The execution, delivery and
performance of this Agreement and any other agreements contemplated hereby by Purchaser, and the consummation of the transaction contemplated hereby and thereby have been duly authorized by Purchaser. This Agreement and any other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                               	ARTICLE III
                                -----------
	       Representations and Warranties of Seller and Shareholders

     Seller and each Shareholder, jointly and severally represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     3.1	Organization and Good Standing.  Seller is a corporation
duly organized, validly existing and in good standing under the laws of its State of incorporation, with all requisite power and authority to carry on the business in which it is engaged and to won the properties it owns. Seller is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

     3.2	Subsidiaries.  Seller has no subsidiaries nor does it
control any corporation or business entities.

     3.3	Corporate Records.  The copies of the Articles of
Incorporation and all amendments thereto and the Bylaws of Seller that have been delivered to Purchaser are true, correct and complete copies thereof. The minute books of Seller, copies of which have been delivered to Purchaser, contain accurate minutes of all meetings of and accurate consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the Shareholders of Seller since the formation of Seller.

     3.4	Authorization and Validity.  The execution, delivery and
performance of this Agreement and any other agreements contemplated hereby by Seller and Shareholders, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement and any other agreement contemplated hereby have been or will be duly executed and delivered by Seller and Shareholders and constitute or will constitute legal, valid and binding obligations of Seller and Shareholders, enforceable against each of them in accordance with their respective terms.

     3.5	Financial Statements.  Seller has furnished to Purchaser,
Seller's balance sheet and related statements of income, retained earnings and changes in financial position for the 12-month periods ended December 31, 1997 and December 31, 1998 and the year to date period ended December 31, 1999, including the notes thereto
(collectively, the "Financial Statements").  The Financial
Statements are true, correct and complete and fairly reflect the financial condition and results of operations of Seller as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

     3.6	Liabilities and Obligations.  Except as set forth in
Exhibit 3.6 hereto, the Financial Statements reflect all liabilities of Seller, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate and reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation, or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Seller and Shareholders know of no basis for the assertion of any other claims or liabilities of any nature or in any amount

     3.7	Employee Benefit Plans and ERISA.  Except as listed in
Exhibit 3.7 hereto, Seller does not maintain or sponsor or make and is not required to make contributions to any pension, profit-
sharing, stock bonus, stock option, thrift or other retirement plan, medical, hospitalization, vision, dental, life, disability, vacation or other insurance or benefit plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus, benefit or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding relating to Seller or its employees (the
"Employee Benefit Plans"), whether or not such plan is or is intended to be qualified under Section 401(a), 404A or any other section of the Internal Revenue Code (the "Code"), including without limitation all which constitute employee benefit plans
(within the meaning of Section 3(3) of the Employee Retirement
Income Security Act of 1974, as amended) ("ERISA"), whether or not subject to the provisions of ERISA. Except as set forth in Exhibit 3.7, each Employee Benefit Plan maintained or sponsored by Seller or to which it makes or is required to make employer contributions (collectively, the "Plans") is in full force and effect in accordance with its terms and, each Plans has been administered in accordance with its terms and is, and each plan administrator and fiduciary of each Plan is, in compliance with all applicable requirements of ERISA and other applicable laws, regulations and rulings. The only Plans which are "pension benefit plans" (within the meaning of Section 3(2) of ERISA), other than any such plans which are described in Section 401(a)(1) of ERISA, maintained or sponsored by Seller or to which it makes or is required to make employer contributions, are identified on Exhibit 3.7 as such (the "Pension Benefit Plans"). To the best of the knowledge of Seller and Shareholders, no Pension Benefit Plan or any trust created under one of the Pension Benefit Plans or any trustee,
administrator or sponsor thereof, has engaged in a "prohibited transaction" as that term is defined in Section 4975(c)(1) of the Code, which could subject the Pension Benefit Plan, trust, trustee, administrator or sponsor thereof, or any party dealing with the Pension Benefit Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975, nor to the best of the knowledge of Seller is the fiduciary (as defined in
Section 3 of ERISA) of the Pension Benefit Plan or any employee benefit plan (as defined in Section 3 of ERISA) maintained by
Seller acting in a manner which constitutes a breach of its
fiduciary duty, as set forth in Section 401, et seq, of ERISA.
Except as set forth in Exhibit 3.7, the Pension Benefit Plans have not been terminated, nor have contributions thereto been
discontinued, nor have there been any "reportable events", as that term is defined in Section 4043 of ERISA, since the effective date of Section 4043 of ERISA.  The Pension Benefit Plans have not incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of Section 302 of ERISA, or prior thereto, and all contributions required to be made have been made. Prior to the Closing Date, all Plans shall be terminated and the participation of employees of Seller therein will cease.  Purchaser is not assuming and will not assume, any responsibility for, or liability under, any bonus, incentive, profit sharing, pension, retirement, deferred compensation or other employee welfare plan or program or employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") covering any
employee of Seller.   Seller has no existing defined benefit
pension plans covering its employees. None of the Pension Benefit Plans identified on Exhibit 3.7 are multi-employer plans as defined in Section 3(37) of ERISA. To the best of the knowledge of Seller, all appropriate administrative actions and required compliance with appropriate Internal Revenue Service and Department of Labor rules and regulations have been taken or are in process in a timely manner. No contributions pursuant to the Pension Benefit Plans have been made in such amounts as would violate Section 404 of the Code so as to disqualify the accompanying trust. Seller has in force sufficient bonding for every fiduciary who is required to be bonded with respect to the Pension Benefit Plans pursuant to
Section 412 of ERISA. There does not exist any pending or, to the best of the knowledge of Seller and Shareholders, threatened litigation against any fiduciary of any Pension Benefit Plan, nor has any bonding company been called on to defend any such fiduciary. A true and complete copy of each existing Plan has been furnished to Purchaser along with the most recent favorable determination letter issued by the Internal Revenue Service with respect thereto and the two most recent annual reports (on Form
5500 series) required to be filed with respect thereto.

     3.8	Absence of Certain Changes.  Except as set forth in
Exhibit 3.8 hereto, since December 31, 1998, Seller has not (a) suffered any adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures in excess of $10,000.00; (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or discharged any liabilities or obligations; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of their properties or assets; (e) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any debts or claims or released or waived any rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could or does materially and adversely affect its business; (g) acquired or disposed of any assets or incurred any liabilities or obligations, except the sale of inventory in the ordinary course of business;
(h) written up or written down the carrying value of any of its assets; (i) changed the costing system or depreciation methods of accounting for its assets; (j) waived any material rights or forgiven any material claims; (k) lost or terminated employees, customers or suppliers that could or does materially and adversely affect its business or assets; (l) deleted; (m) made any payments to or loaned any money to its affiliates; (n) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;
(o) redeemed, purchased, or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change terms and conditions of any such rights; (p) entered into any employment, compensation, consulting or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement; (q) entered into, adopted or amended any Employee Benefit Plan; or (r) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreement and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has affected, or may affect, Seller's business, operations, assets, liabilities or financial condition.

     3.9	Title; Leased Assets.

         (a)	Except as described in Exhibit 3.9 hereto, Seller
             owns its assets, and its real and personal property leaseholds, free and clear of all liens, claims and encumbrances.

             Such assets and leaseholds are the only ones necessary for the conduct of Seller's business. Upon consummation of the transaction contemplated hereby, Purchaser shall receive good, valid and marketable title to the Assets, and will be entitled to use as lessee all leased assets used in Seller's business, free and clear of all liens, claims and encumbrances.

         (b)	Except for those assets acquired since October 1,
             1999, all tangible properties and assets material to the present operations of Seller are reflected in the Financial Statements and the notes thereto in a manner and to the extent required by generally accepted accounting principles. Seller owns or leases or otherwise possesses a transferable right to use all assets legally required to conduct, or used in the conduct of, its business as conducted immediately before the date of this Agreement.

    3.10 	Commitments.

          (a)	Except as set forth in Exhibit 3.10 or any other
              exhibit hereto, Seller has not entered into nor are its assets or business bound by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee; (x) agreement relating to any matter or transaction in which an interest is held by a person or entity which is an affiliate of seller; (xi) other than in the ordinary course of business, any agreement for the acquisition of services, supplies, equipment or other personal property involving more than $10,000.00 in the aggregate; (xii) powers of attorney; (xiii) contracts containing noncompetition covenants;
              (xiv) agreement relating to any material matter or transaction in which an interest is held by a person or entity which is an "affiliate" of Seller as that term is defined in Rule 144(a)(i) of the Securities and Exchange Commission under the Securities Act of 1922, or any "associate" of any such affiliate as that term is defined in Regulation 14A of the general rules and regulations under the Securities Exchange Act of 1934; (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $10,000.00 or that terminates more than one year from the date hereof; or (xvi) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of Seller (all of the foregoing are hereinafter collectively referred to as the "Commitments"). True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered to Purchaser. There are no existing defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults by Seller, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Exhibit 3.10 or any other exhibit hereto. The Commitments are in full force and effect and are valid and enforceable obligations of Seller in accordance with their terms, and no defenses, off-sets or counterclaims have been asserted or, to the best of the knowledge of Seller and Shareholders, may be made by any party thereto, nor has Seller waived any rights thereunder, except as described in Exhibit 3.10 or any other exhibit hereto. Seller is not party to, and none of its assets are subject to or otherwise affected by, any agreement or instrument, or any charter or other restriction, or any judgment, order, writ, injunction, decree, rule or regulation, that could or does materially adversely affects its assets or business.

          (b)	Except as contemplated herein, neither Seller nor
              Shareholders have received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither Seller nor Shareholders know of any fact that would justify the exercise of such right. Neither Seller nor Shareholders do currently contemplate, or have reason to believe any other person or entity currently contemplates any amendment or change to any Commitment. Except as listed in Exhibit 3.10, none of the customers or suppliers of Seller has refused, or communicated that it will or may refuse to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, Seller.

          (c)	Seller's entering this Agreement does not constitute
              a breach on any contracts, arrangements, or agreements into which Seller may have entered in relation to the business.

      3.11	Insurance.  All the insurable properties of Seller are
insured for its benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Seller's industry. True, complete and correct copies of all such policies have been provided to Purchaser prior to the date hereof.

     3.12	Patents, Trademarks and Copyrights.  Seller owns all
patents, trademarks and copyrights, if any, necessary to conduct its business, or possesses licenses or other rights, if any therefore, without conflict with the rights of others. Set forth in Exhibit 3.12 hereto is a true and correct description of the following ("Proprietary Rights"):

          (a)	All trademarks, trade names, service marks and other
              trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party (including expiration dates if applicable); and

          (b)	All agreements relating to technology, know-how or
              processes that Seller is licensed or authorized to use by others, or which it licenses or authorizes others to use.

          (c)	All jointly owned Supplemental Type Certificates
              ("STCs") and all information developed in conjunction with the applications for STCs

          (d)	Seller has the sole and exclusive right to use the
              Proprietary Rights identified in Exhibit 3.12 without infringing or violating the rights of any third parties. No consent of third parties will be required for the use thereof by Purchaser upon consummation of the transactions contemplated by this Agreement. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and neither Seller nor Shareholders do know of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

          (e)	Seller and Shareholders have no knowledge of any
              claim that, or inquiry as to whether, any product, activity or operation of Seller infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Seller with respect thereto. Seller has not given and is not bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by Seller.

    3.13 	No Violation.  Neither the execution and performance of
this Agreement nor the agreement contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of the Articles of Incorporation or Bylaws of Seller or any agreement or other instrument under which Seller is bound or to which any of the assets of Seller or of Shareholders are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency. Seller has complied with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Seller possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business.

     3.14	Taxes.

          (a)	Seller has duly and timely filed all income, excise,
              corporate, franchise, property, sales, payroll, withholding and other tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes
              (including penalties and interest) which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise. All such tax returns or reports fairly reflect the taxes of seller for the periods covered thereby. Seller is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency or delinquency asserted against Seller and there is no delinquency in the payment of any of the taxes of Seller that could be asserted by any taxing authority, nor of any violation of any federal, state, local or foreign tax law. No Internal Revenue Service audit of Seller is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. Seller has committed no violation of any federal, state, local or foreign tax laws. All monies required to be withheld by Seller from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by Seller to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose, or such monies have been approved, reserved against and entered upon the books of Seller.

          (b)	The liabilities (including deferred taxes) shown in
              the Financial Statements and to be accrued on the books and records of Seller through the Closing
              Date for taxes, interest and penalties are and will be adequate accruals with respect to income from operations, including any extraordinary items, of Seller for all periods commencing after January 1, 1999, and ending on the Closing Date, and have been and will be accrued in a manner consistent with the practices utilized for accruing tax liabilities in the tax year ended December 31, 1998, and take or will take into account net operating losses, investment credits and other carryovers for period ended prior to December 31, 1997.

          (c)	Seller has been a Subchapter "S" corporation since its
              inception.

     3.15	Consents.  No authorization, consent, approval, permit or
license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller or Shareholders.

     3.16	Labor Relations.  Seller has not experienced and is not
experiencing, nor do Seller or Shareholders know of any reason to expect, any labor troubles or strikes, work stoppages, slow-downs or other material interference with or impairment of the business of Seller by labor, nor has Seller committed any unfair labor practice. Seller is not experiencing, nor do Seller or Shareholders know of, any current or contemplated union organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to the employees of Seller.

     3.17	Compliance with Laws.  There are no existing violations
by Seller of any applicable federal, state or local law or regulation that could materially affect the property or business of Seller.

     3.18	Finder's Fee.  Seller and Shareholders have not incurred
any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby except as disclosed on Exhibit 3.18, and Seller and Shareholders agree to indemnify, defend and hold harmless Purchaser of and from any and all obligations, suits, losses, costs and expenses (including court costs and attorney's fees), liabilities, claims, demands, actions and judgments of every kind and character, known and unknown, relating to any such agreement listed on Exhibit 3.18.

     3.19	Litigation.  Except as described in Exhibit 3.19, neither
Seller nor Shareholders have had any legal action or administrative proceeding or investigation instituted or threatened against or affecting, or that could affect any of the assets or business of Seller. Seller and Shareholders are not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Seller or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Seller and Shareholders know of no basis for any such action, proceeding or investigation.

     3.20	Employees and Consultants.  Set forth in Exhibit 3.20
hereto is a complete and accurate list of all employees of Seller as of November 15, 1999, together with their positions and their annual salaries and other compensation, including accruals for vacations through November 15, 1999. Seller has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent. Seller has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of Seller, or to pay any amounts to any consultant, agent or similar person or entity.
Seller and Shareholders have no knowledge of any facts which would indicate that any employee of Seller will not accept employment with Purchaser on a basis no less favorable than that upon which such employee is currently employed by Seller.

     3.21	Accuracy of Information Furnished.  All information
furnished to Purchaser by Seller or Shareholders herein or in any exhibit hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.


     3.22	Condition of Fixed Assets. All of the fixed assets owned
or leased by Seller are in good condition and repair for their intended use in the ordinary course of business and conform in all material respect with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

     3.23	Inventory.  All inventory of Seller is in good, current,
standard and merchantable condition and is not obsolete or defective.

     3.24	Books of Account.  The books of account of Seller have
been kept accurately in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenue, expenses, assets and liabilities of Seller have been properly recorded in such books.

     3.25	Corporate Name.  There are no actions, suits or
proceedings pending, or to the best of the knowledge of Seller or Shareholders threatened, against or affecting Seller which may result in any impairment of the right of Seller to use its corporate name. The use of the corporate name of Seller does not infringe the rights of any third party nor is it confusingly similar with the corporate name of any third party. After the Closing Date, no person or business entity other than Purchaser will be authorized, directly or indirectly, to use the corporate name of Seller, or any name confusingly similar thereto. At Closing, the corporate names "The Upholstery Shop, Inc." and "Metroplex Aviation , Inc." shall cease to exist.

     3.26	Backlog.  The backlog set forth in Exhibit 3.26
represents Seller's internal records of backlog of unfilled firm orders for products manufactured or sold by Seller as of January 15, 2000, the date hereof, which orders are not cancelable by the Purchaser.

     3.27	Customers.  Set forth in Exhibit 3.27(a) hereto is a
complete and accurate list of the top 20 customers in terms of sales of Seller, together with pricing and annual and monthly sales records relating to such customers from January 1, 1996, through November 15, 1999. Attached hereto as Exhibit 3.29(b) is a complete and accurate list of all customers of Seller as of November 15, 1999.

     3.28	Pricing.  Attached hereto as Exhibit 3.28 is a complete
and accurate list of Seller's standard prices and any applicable discounts by customer name.

     3.29	Foreign Corrupt Practices Act.  Since the inception of
Seller, there have been no violations of the Foreign Corrupt
Practices Act by Seller or any of its agents.

     3.30	Investments in Competitors. None of the Shareholders owns
directly or indirectly any interest or has any investment in any corporation, business or other person which is a competitor or potential competitor of, or which otherwise directly or indirectly does business with, Seller or any of its Subsidiaries.

     3.31	Product Warranties.  There is no known claim against or
liability of Seller on account of product warranties or with respect to the manufacture, sale or rental of defective products, and there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented which is not fully covered by insurance.

     3.32	Estimated Earnings.  There are no facts, circumstances or
conditions known to Seller or any Shareholders which would lead
Seller or any Shareholders to believe that the net income, after all taxes thereon, of Seller for the fiscal years ending December
31, 1999, and 2000 will be less than $376,000.00 and $415,000.00, respectively.

     3.33	Environmental Matters.  The Upholstery Shop, Inc. has not
been and is not currently in violation of or liable under any Environmental Law (as hereinafter defined) with respect to any properties presently or previously owned or operated by The
Upholstery Shop, Inc. or with respect to any operations conducted by The Upholstery Shop, Inc. There are no actions, suits or proceedings, or demands, claims, notices or investigations
(including notices, demand letters or requests for information from any environmental agency) instituted, pending or threatened relating to the violation of any Environmental Law in respect of any properties presently or previously owned or operated by The Upholstery Shop, Inc. in any operations conducted by The Upholstery
Shop, Inc. "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to
(i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component; and includes, without limitation, the Resource Conservation Act, the Toxic Substances
Control Act and the Comprehensive Environmental Response,
Compensation and Liability Act.

     3.34 Known or Knowledge. The term known or knowledge means the knowledge that Seller actually has in relation to or otherwise in respect of , the fact, circumstance or other matter then being referred to; and the knowledge such Seller would have if Seller would have conducted a due inquiry in relation to, or otherwise in respect of, the fact, circumstance or other matter then being referred to.


                           	ARTICLE IV
                            ----------
                      	Purchaser's Covenants
                       ---------------------

     4.1	Consummation of Agreement.  Purchaser agrees to use its
best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.


     4.2	Retention of Records.  Purchaser shall retain all books
and records of Seller which Purchaser receives from Seller for the entire period required by the Internal Revenue Service, the Department of Labor, or other authorities or agencies for which Seller is required to retain records. After the Closing, Seller and its representatives shall have reasonable access to all such books and records during normal business hours. In addition, Purchaser shall, upon reasonable request of Seller, furnish to Seller, without charge, copies of any such books or records.



                                	ARTICLE V
                                 ---------
                   	Seller's and Shareholders's Covenants
                    -------------------------------------

     Seller and Shareholders, jointly and severally, agree that on or prior to the Closing:

     5.1	Business Operations.  Seller shall operate its business
only in the ordinary course, will not introduce any new method of management or operation and Seller and Shareholders shall use their best efforts to preserve the business of Seller intact, to retain its present customers and suppliers so that they will be available to Purchaser after the Closing and to cause consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Seller and Shareholders shall not take any action that might impair the business or assets of Seller without the prior consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude Seller and Shareholders from making such representations and warranties at the Closing.

     5.2	Access.  Seller and Shareholders shall permit Purchaser
and its authorized representatives full access to, and make available for inspection, all of the assets and business of Seller, including Seller's employees, customers and suppliers, and furnish Purchaser all documents, records and information with respect to the affairs of Seller as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting
Purchaser to become familiar with the business and assets and liabilities of Seller.

     5.3	Material Change.  Prior to the Closing, Seller and
Shareholders shall promptly inform Purchaser in writing of any material adverse change in the condition of the business of Seller. Notwithstanding the disclosure to Purchaser of any such material adverse change, Seller and Shareholders shall not be relieved of any liability for, nor shall the providing of such information by Seller and Shareholders to Purchaser be deemed a waiver by Purchaser of, the breach of any representation or warranty of Seller and Shareholders contained in this Agreement.

     5.4	Approvals of Third Parties.  As soon as practicable after
the execution of this Agreement, but in any event prior to the Closing Date, Seller and Shareholders will secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

     5.5	Hiring Employees.  Seller and Shareholders will cooperate
with all requests made by Purchaser for the purpose of allowing
Purchaser to hire those employees of Seller designated by Purchaser, such employment to be effective as of the closing Date.

     5.6	Employee Compensation.  Except with Purchaser's prior
written consent, no increase will be made in the compensation or rate of compensation payable or to become payable to the officers or employees of Seller, and no bonus, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such officers or employees other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for.

     5.7	Contracts.  Except with Purchaser's prior written
consent, Seller shall not waive any right or cancel any contract, debt or claim nor will it assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale involving more than $1,000.00 each, other than in the ordinary course of business.

     5.8	Capital Assets; Payments of Liabilities.  Except with
Purchaser's prior written consent, and except for the purchase of the assets of " Metroplex Aviation, Inc.", Seller will not acquire or dispose of any capital asset having an initial cost of $1,000.00 or more, nor will Seller discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements, and (ii) current liabilities and obligations incurred in the usual and ordinary course of business since October 1, 1999, and, in either such case only as required by the express terms of the agreement or other instrument pursuant to which the obligation or liability was incurred.

     5.9	Mortgages, Liens.  Except with Purchaser's prior written
consent, Seller will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired or guarantee or otherwise become contingently liable for any stock or dividends of any corporation, business or other person or obligations of another except obligations arising by reason of endorsement for collection and other similar transactions in the usual and ordinary course of business, or make any capital contributions or investments in any corporation, business or other person.

     5.10	Changes in Inventory.  Seller will not alter the physical
contents or character of any of its inventories so as to affect the nature of its business or result in a change in the total dollar valuation thereof.

     5.11	No Disclosures or Negotiations with Others.  Seller and
Shareholders will prevent the disclosure of any of the terms or conditions hereof to any other person, other than to its, legal counsel and accountants, and so long as this Agreement shall remain effective, Seller will not negotiate with any other person with respect to the sale of the business of Seller.



                              	ARTICLE VI
                               ----------

                   	Purchaser's Conditions Precedent
                    --------------------------------

     Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     6.1	Representations and Warranties.  The representations and
warranties of Seller and Shareholders contained herein shall be true and correct as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein.

     6.2	Covenants.  Seller and Shareholders shall have performed
and complied with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     6.3	Opinion.  Counsel to Seller and Shareholders shall have
delivered to Purchaser its opinion, dated the Closing Date, in form and substance satisfactory to Purchaser, to the effect that (a)
Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has duly qualified to do business and is in good standing in the states listed in Exhibit 3.1 hereto, (b) Seller and Shareholders have full corporate power and authority to execute and perform this Agreement and the other agreement contemplated hereby, (c) this Agreement and the other agreements contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, and have been duly executed and delivered by Seller and Shareholders and constitute legal, valid and binding obligations of Seller and Shareholders, enforceable in accordance with their respective terms, (d) immediately prior to the Closing, the authorized, issued and outstanding capital stock of Seller was as set forth in Exhibit 6.3(d), (e) except as disclosed in the exhibits hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, threatened against or affecting the Assets or Seller's business,
(f) except as disclosed in the exhibits hereto, Seller and Shareholders are not in default with respect to any judgment, writ, injunction or decree of any court or governmental instrumentality or agency or in the performance, observance or fulfillment of any material obligation, covenant or agreement by which it is bound,
(g) there is no suit, action or other proceeding which is pending before any court or governmental instrumentality or agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, (h) immediately prior to the Closing, Seller had good and marketable title to the Assets, free and clear of all liens, claims and encumbrances except as disclosed in this Agreement or the exhibits hereto, (i) neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller, or any agreement, indenture or other instrument under which Seller or Shareholders are bound or to which any of the assets of Seller or Shareholders are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any such assets, and (j) no approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

     6.4	Proceedings.  No action, proceeding or order by any court
or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     6.5	No Material Adverse Change.  No material, adverse change
in the assets, business operations or financial condition of Seller shall have occurred after the date hereof and prior to the Closing.


     6.6	Accountant's Comfort Letter.  Purchaser shall have been
furnished with a letter from its Accountant, independent certified public accountants of Seller, dated the date of Closing and in form and substance satisfactory to Purchaser, to the effect that the latest available unaudited financial statement of Seller and inquiries of certain officials of Seller responsible for financial and accounting matters as to transactions and events did not cause them to believe that (i) such latest available unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis consistent with that followed in the Financial Statements, (ii) at a specified date not more than five business days prior to the date of such letter, there was any change in Seller's long-term debt or any decrease in the net assets of Seller as compared with the respective amounts shown in their balance sheets at the date of such latest available unaudited financial statement, or (iii) for the period from the date of such latest available unaudited financial statements to a specified date not more than five business days prior to the date of such letter there was not a decrease, as compared with the corresponding period in the preceding fiscal year, in Seller's net sales, earnings before provisions for taxes on income, or net income over the amounts in the corresponding period of the preceding fiscal year.

     6.7	Due Diligence.  Purchaser, at its sole discretion, shall
be satisfied with the result of its business, financial, and legal due diligence performed in accordance with this Agreement.

     6.8	Integration of Metroplex Aviation, Inc.  Purchaser shall
be satisfied with the integration of the business presently conducted by Metroplex Aviation, Inc., into the business of Seller in a form and manner acceptable to Purchaser.

     6.9 Employment Contracts. Purchaser shall have been furnished with executed employment contracts with the following employees of Seller: Brian E. Perryman, Kurt A. Cessac, and Ronald
H. Bracy. Copies of such employment contracts are attached hereto as Exhibit 1.8(b)(1) and Exhibit 1.8(b) (2).




                             	ARTICLE VII
                              -----------

               	Seller's and Shareholder's Conditions Precedent
                -----------------------------------------------

     Except as may be waived in writing by Seller and Shareholders, the obligations of Seller and Shareholders hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

     7.1	Representations and Warranties.  The representations and
warranties of Purchaser contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, and Seller and Shareholders shall not have discovered any material error, misstatement or omission therein.

     7.2	Covenants.  Purchaser shall have performed and complied
in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     7.3	Opinion.  Counsel to Purchaser shall have delivered to
Seller and Shareholders its opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Seller and Shareholders, to the effect that (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) Purchaser has full corporate power and authority to execute and perform this Agreement, and (c) this Agreement, and the other agreements contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, and have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies.

     7.4	Proceedings.  No action, proceeding or order by any court
or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.



                          	ARTICLE VIII
                           ------------

	                        Indemnification
                         ---------------

     8.1	Seller's and Shareholder's Indemnity.  Subject to the
terms and conditions of this Article VIII, Seller and Shareholders, jointly and severally, hereby agree to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or resulting from:

     (a)	A breach by Seller or Shareholders of any
         representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

     (b)	Any product liability or breach of warranty claims
         relating to products sold by Seller, and all general liability claims arising out of or relating to occurrences of any nature relating to Seller's business prior to the Closing, whether any such claims are asserted prior to or after the Closing;

   (c) 	 Any obligation or liability under or related to any
         Employee Benefit Plans or the termination thereof;
         or

    (d)	Any tax filing or return or payment made, or
        position taken, by Seller which any governmental authority challenges and which results in an assertion of Damages against Purchaser.


     8.2	Purchaser's Indemnity.  Subject to the terms and
conditions of this Article VIII, Purchaser hereby agrees to indemnify, defend and hold Seller and Shareholders and his or its offices, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any or all of Seller and Shareholders by reason of or resulting from:

     (a)	A breach by Purchaser of any representation,
         warranty or covenant contained herein or in any agreement executed pursuant hereto; or

     (b)	The failure of Purchaser to pay, perform and
         discharge when due any Assumed Liabilities.

     8.3	Conditions of Indemnification.  The respective
obligations and liabilities of Seller and Shareholders and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Section 8.1 and 8.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     (a)	Within 20 days (or such earlier time as might be
         required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

     (b)	In the event that the indemnifying party, by the
         30th day after receipt of notice of any such claim
         (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

     (c)	Anything in this Section 8.3 to the contrary
         notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld.

     (d)	The party to be indemnified and the indemnifying
         party will each cooperate with all reasonable requests of the other.

     (e)	The obligations to indemnify provided for herein
         shall survive closing.

     8.4	Remedies Not Exclusive.  The remedies provided in this
Article VIII shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.


                              	ARTICLE IX
                               ----------
	                             Miscellaneous
                              -------------
     9.1	Accounts Receivable.  After the Closing, Purchaser shall
cooperate and make its employees available to assist Seller in the normal manner in the collection of Seller's accounts receivable existing as of the Closing Date. Purchaser shall be paid a fee for its services equal to 2% of all of Seller's accounts receivable collected by Purchaser, which fee may be deducted from such collection. Seller and Shareholders agree not to use any methods of collection which could reasonably be expected to adversely affect Purchaser's business relationships with Seller's account debtors, and they shall use their best efforts to prevent any third parties acting on their behalf from acting in a manner inconsistent with this Section.

     9.2	Customer Claims.  If any products or services sold by
Seller prior to the Closing are returned to Purchaser, or the purchase price paid by the customer therefor is deducted from money owed by the customer to Purchaser, Seller shall be liable to and reimburse Purchaser promptly after Purchaser's request in an amount equal to 100% of the purchase price charged by Seller to the customer for such returned products, plus all Freight Charges.

     9.3	Amendment.  This Agreement may be amended, modified or
supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     9.4	Assignment.  Neither this Agreement nor any right created
hereby shall be assignable by either party hereto, except by Purchaser to a wholly-owned subsidiary of Purchaser.

     9.5	Notice.  Any notice or communication must be in writing
and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or otherwise on the third business day following the date on which it is so mailed.
For purposes of notice, the addresses of the parties shall be:

       If to Seller or		     	Brian E. Perryman
       Shareholders:			       365 Canyon Oaks
					                         Argyle , Texas 76226

       with a copy to:	      	Kelly Jones
				                          Jones & Cannon
					                         440 North Center Street
					                         Arlington, Texas 76011

       If to Purchaser:     		William D. Poulin
				                          Antenna  Products, Inc.
			                          	101 S.E. 25th Ave.
				                          Mineral Wells, Tx. 76067

       with a copy to:	      	Gary Havener
					                         405 West Loop 820 South, Suite 100
                              Fort Worth, Tx. 76108


      	with a copy to:      		Gary S. Kessler
					                         Kessler & Collins
					                         5950 Sherry Ln., Suite 222
					                         Dallas, Tx. 75225

Any party may change its address for notice by written notice given to the other parties.

     9.6	Confidentiality.  The parties agree that prior to closing
of the proposed transaction they shall keep this Agreement and their negotiations in strict and total confidence, including without limitation obligating the parties to require this strict degree of confidentiality from their respective advisors.
Purchaser reserves the right to disclose certain information to prospective lending sources on a limited basis provided these lending sources are required to adhere to similar standards of confidentiality. Any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other parties in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other.

     9.7	Entire Agreement.  This agreement and the exhibits hereto
supersede all prior agreements and understanding relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     9.8	Costs, Expenses and Legal Fees.  Whether or not the
transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other parties breached any of the terms of this Agreement.

     9.9	Severability.  If any provision of this Agreement is held
to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     9.10	Specific Performance.  Seller and Shareholders
acknowledge that a refusal by Seller and Shareholders to consummate the transactions contemplated hereby, or a breach by Seller or Shareholders of the provisions of Section 9.16 below, will cause irrevocable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Purchaser shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

     9.11	Survival of Representations, Warranties and Covenants.
 The representations, warranties and covenants contained herein shall survive the Closing through September 1, 2001 and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller and Shareholders or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller and Shareholders or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party hereto or on its behalf.

     9.12	Governing Law.  This Agreement and the rights and
obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the State of Texas, and the obligations of the parties shall be deemed performable in Tarrant County, Texas.

     9.13	Captions.  The captions in this Agreement are for
convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     9.14	Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.15	Taxes.  Seller shall be liable for and shall indemnify
Purchaser against all sales, use or other taxes resulting from the transactions contemplated hereby.

     9.16	Confidentiality Provisions.

         (a)	Nondisclosure.  Seller and Shareholders have had
             access to and become familiar with various trade secrets consisting of, but not limited to, financial statements, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Trade Secrets"), which have been used in the operation of Seller's business. After the Closing Date, Seller and Shareholders shall not use in any way or disclose any of the Trade Secrets, directly or indirectly. All files, records, documents, information, data and similar items relating to the business of Seller shall remain the exclusive property of Purchasers.

         (b)	Noncompetition.  From and after the Closing Date,
             Seller and Shareholders shall not, directly or indirectly, in any capacity, within the United States or its territories, (i) invest or engage in any business that is competitive with that of Purchaser, (ii) accept employment with or render services to a competitor of Purchaser as a director, officer, agent, employee or consultant, or (iii) contact, solicit or attempt to solicit or accept business (1) from any of the customers of Seller or Purchaser as of the Closing Date, or (2) from any person or entity whose business Seller or Purchaser were soliciting as of such time, pursuant to the Noncompetition Agreement attached hereto and incorporated herein as Exhibit 9.16.

         (c)	Nonemployment.  From and after the Closing Date,
             Seller and Shareholders shall not, on their own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire or solicit or in any manner attempt to influence or induce any employee employed by Seller or Purchaser prior to the Closing Date to leave the employment of Purchaser, nor use or disclose to any person, partnership, association, corporation or other entity any information concerning the names and addresses of such employees, pursuant to the Noncompetition Agreement attached hereto and incorporated herein as Exhibit 9.16.

         (d)	Severability.  In addition to the provisions of
             Section 9.9 hereof, Seller and Shareholders agree that the agreements set forth in this Section 9.16 each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Seller against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of the covenants and agreements of Seller or Shareholders contained in this Section 9.16.

          (e)	Acknowledgments.  Seller and Shareholders
              acknowledge and recognize that the enforcement of the provisions of this Section 9.16 is necessary to ensure the preservation and continuity of the business and good will of Seller purchased by Purchaser pursuant hereto. Seller further agrees that due to the nature of such business, the noncompetition restrictions set forth in this
              Section 9.16 are reasonable as to time and geographic area.



                                   ARTICLE X
                                   ---------

                                    Escrow
                                    ------

     10.1	General.  To secure all obligations of Seller, the
parties hereto mutually agree that  One Hundred Thousand
($100,000.00) of the Purchase Price shall be held in escrow pursuant to Paragraph 10.2 in the form of a Certificate of Deposit, pursuant to the terms of this Article X. The interest on the Certificate of Deposit shall be credited to Seller.

     10.2	Term and Escrow Agent.  The escrow funds shall be held
through September 1, 2001. The Purchaser's law firm, Kessler & Collins, A Professional Corporation, c/o Gary S. Kessler
(hereinafter "Escrow Agent"), shall be the escrow agent. The escrow funds shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 10.2, which shall be signed by Purchaser, Seller, and Escrow Agent. The Purchaser shall pay any fee due that Escrow Agent for holding the funds in escrow. If any claim arises against the escrow fund, the Escrow Agent, in his sole discretion and without incurring any liability, may retain the escrow fund and act pursuant to the Escrow Agreement.

     10.3	Seller's Certificate.  Prior to delivery of the balance
of the escrow funds to Seller, and as a condition precedent thereto, Seller shall be required to provide Purchaser and Escrow
Agent a certificate, in the form and substance as set forth on
Exhibit 10.3.

     10.4	Escrow Does Not Limit Seller's Liability.  Nothing
contained herein shall be deemed to limit any liability of Seller to the amount held in escrow pursuant to this Article VIII.

                                         PURCHASER
                                         ---------
                                         API ACQUISITION CORP.

                                  s/o/f  By: Gary W. Havener
                                             President

                                         SELLER
                                         ------

                                         The Upholstery Shop, Inc.

                                  s/o/f  By:  Brian Perryman
                                              President

                                         SHAREHOLDERS
                                         ------------

                                  s/o/f  By:  Brian Perryman
                                  s/o/f  By:  Pamela Perryman